                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                                 TOUCH-IT, INC.


        The following provisions of the Articles of Incorporation of Touch-It, Inc., a Utah corporation, ("Corporation") filed on April 15, 1992, and amended on August 26, 1994 be and they hereby are amended in the following particulars:

        Article V be, and it hereby is amended to read as follows:

                                   ARTICLE V
                                Authorized Stock

        5.1 The authorized number of shares which this Corporation shall have authority to issue is one hundred (100) million shares of stock at no par value. All stock of the corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

        The foregoing amendment was adopted by the Stockholders and Directors of the Corporation on the 26th day of February, 1999.

        IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation have executed these Articles of Amendment this 26th day of February, 1999.


                                         TOUCH-IT, INC.

                                         By: /s/ PAUL C. WAKEFIELD
---------------------------                 ------------------------------------
                                                 Paul C. Wakefield, President

                                         By: /s/ DEBORAH K. HAUSMAN
---------------------------                 ------------------------------------
                                                 Deborah K. Hausman, Secretary

STATE OF FLORIDA)
COUNTY OF BROWARD)

        Before me, the undersigned authority, personally appeared PAUL C. WAKEFIELD and DEBORAH K. HAUSMAN, as President and Secretary, respectively, of TOUCH-IT, INC., INC., whose identities were established by: personally known to me/Florida Drivers License Nos. 11599842 UTAH - H255-171-60-928-0 Fl., respectively, and who did/did not take an oath, this 26th day of February, 1999.


                                        [SIG]
                                ------------------------------------------------
                                Notary Public, State of Florida at Large

My Commission expires:

                             ---------------------------------------------------
                                                   CREEDENCE GONZALEZ
                              [SEAL]           MY COMMISSION # CC 854507
                                                 EXPIRES: June 10, 2001
                                         Bonded Thru Notary Public Underwriters
                             ---------------------------------------------------


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